Exhibit 99.1

CONTACT:	Jeffrey L. Thompson
Executive Vice-President
(310) 781-2222

EDELBROCK CORP. REPORTS RESULTS FOR
FOURTH QUARTER AND FISCAL YEAR 2003

TORRANCE, Calif. – September 3, 2003 – Edelbrock Corporation (Nasdaq NM: EDEL) today reported sales and earnings for its fiscal 2003 fourth quarter and year ended June 30, 2003.

For the quarter ended June 30, 2003, revenues totaled $32,678,000 as compared to revenues of $39,318,000 in the same period of fiscal 2002. Net income for the fourth quarter of fiscal 2003 was $709,000, or $0.13 per basic and diluted share, compared to net income of $2,247,000, or $0.41 per basic and diluted share, for the fourth quarter of fiscal 2002.

For the year ended June 30, 2003, revenues totaled $115,225,000 compared to revenues of $123,579,000 in fiscal 2002. Net income for fiscal 2003 was $2,970,000, or $0.54 per basic and diluted share, compared to net income of $5,360,000, or $0.98 per basic and diluted share, a year ago.

Edelbrock attributed its decrease in sales for both the fourth quarter and fiscal 2003 to a prolonged period of unseasonable inclement weather that affected many parts of the United States, consumer concerns related to the war in Iraq, and the sluggish national economy. Edelbrock also pointed to significant increases in workers’ compensation and general insurance costs during the year and continued investment in its advertising programs as factors that contributed to the reduction in the Company’s earnings for the quarter and the fiscal year.

Edelbrock Corp. Reports Results for 4Q and Fiscal Year 2003 - Page 2

Edelbrock reported that for the fourth quarter ended June 30, 2003, sales of Edelbrock Performer Series automotive carburetors decreased by 13.8% and sales of aluminum automotive intake manifolds decreased 25.2%. While revenues for the fourth quarter declined across a majority of Edelbrock product lines, revenues remained strong in such lines as camshaft kits (up 21.8%), remanufactured carburetors (up 7.7%), and water pumps (up 5.8%). In addition, Edelbrock reported an increase in third party casting work at its aluminum foundry, sales of which improved 165.5% from the fourth quarter of 2002.

Edelbrock reported that selling, general and administrative (SG&A) expense, as a percentage of revenues, increased to 29.0% for the fourth quarter of fiscal 2003 from 25.9% in the year-ago period. Overall, SG&A declined 7.0%, or $717,000, to $9,485,000, for the fourth quarter of fiscal 2003. The year-to-year decrease in SG&A was primarily attributable to decreased commissions and other variable selling expenses associated with lower revenues. The quarterly increase in SG&A, as a percentage of revenues, was primarily attributable to moderate increases in advertising costs, general insurance costs, payroll and other employee related expenses spread over lower revenues.

Research and development (R&D) expenses for the fourth quarter of fiscal 2003 decreased 7.1%, or $90,000, over the year-ago period, totaling $1,185,000. As a percent of revenues, R&D expenses increased to 3.6% from 3.2% in the same quarter of fiscal 2002.

Commenting on the Company’s results, Edelbrock Chairman and Chief Executive Officer Vic Edelbrock, said, “The performance products industry as a whole continued to be impacted by such uncontrollable environmental factors as adverse weather, uncertainties related to the national economy, and ongoing turmoil in the Middle East – all of which have combined to make enthusiasts hesitant to perform the upgrades they otherwise would have during the spring and summer months of the year. Of these three factors, the weather had the biggest impact on our industry. Both the Mid West and the East Coast had experienced a miserable spring, weekends had been washouts and tourism/business had consequently suffered.

“During times such as these,” Mr. Edelbrock said, “one of our greatest advantages as a company is the unique perspective we have acquired from more than 65 years of continuous operation. I think it important

Edelbrock Corp. Reports Results for 4Q and Fiscal Year 2003 - Page 3

to note that, over that more than half-century of time, we have witnessed – and have successfully managed – Edelbrock through far more difficult times than we are now experiencing.

“In short, we believe we know what it takes to maintain our position among the elite of the performance industry, and we’re doing the things we expect will enable us to continue to grow sales and profitability as the conditions I mentioned earlier abate, as history indicates they will,” Mr. Edelbrock continued. “For example, we’re maintaining a strong investment in R&D and advertising so as to keep our lines fresh and of maximum desirability to our customers. This way, we will keep our name and product identity in the forefront of the consumer’s mind when normal business conditions return. We’re also ensuring that our manufacturing facilities remain up to date and capable of maintaining the unsurpassed quality that has become synonymous with the name Edelbrock among enthusiasts. We’re also continuing to be highly aggressive in promoting our products to ensure that, when enthusiasts do purchase performance products, the name Edelbrock will be the one they look for on the shelves.

“Despite the current sales environment, it’s critical to understand that there has been no drop-off in excitement for motorsports among consumers, which remains at an all-time high,” Mr. Edelbrock concluded. “With that in mind I have no doubt that, by following our time-tested business plan, Edelbrock will continue to succeed as a leader in the performance industry in the years ahead,” he said.

Founded in 1938, Torrance, California-based Edelbrock Corp. is recognized as one of the nation’s premier designers, manufacturers and distributors of performance replacement parts for the automotive and motorcycle aftermarkets. In addition to three production facilities and an automated distribution center in Torrance, the Company owns and operates a state-of-the-art aluminum foundry and its motorcycle carburetor division in San Jacinto, Calif., at which it manufactures many of its quality products.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve known and unknown risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include such factors as the financial strength and competitive pricing environment of the automotive and motorcycle aftermarket industries; product demand; market acceptance; manufacturing efficiencies; new product development; the success of planned advertising, marketing and promotional campaigns; and other risks identified herein and other documents filed by the Company with the Securities and Exchange Commission.

Edelbrock Corp. Reports Results for 4Q and Fiscal Year 2003 - Page 4

EDELBROCK CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Fiscal Year ended
	June 30,		June 30,

	2003	2002	2003	2002

Revenues	$32,678,000	$39,318,000	$115,225,000	$123,579,000
Cost of sales	21,248,000	24,293,000	73,409,000	78,074,000

Gross profit	11,430,000	15,025,000	41,816,000	45,505,000

Operating expenses
Selling, general and administrative	9,485,000	10,202,000	33,648,000	33,151,000
Research and development	1,185,000	1,275,000	3,827,000	3,852,000

Total operating expenses	10,670,000	11,477,000	37,475,000	37,003,000

Operating income	760,000	3,548,000	4,341,000	8,502,000
Interest expense	10,000	45,000	48,000	96,000
Interest income	8,000	15,000	54,000	53,000

Income before taxes on income	758,000	3,518,000	4,347,000	8,459,000
Taxes on income	49,000	1,271,000	1,377,000	3,099,000

Net income	$709,000	$2,247,000	$2,970,000	$5,360,000

Basic net income per share *	$0.13	$0.41	$0.54	$0.98

Diluted net income per share *	$0.13	$0.41	$0.54	$0.98

Basic weighted average number of shares outstanding *	5,452,000	5,451,000	5,452,000	5,492,000
Effect of dilutive stock options and warrants *	1,000	46,000	6,000	1,000

Diluted weighted average number of shares outstanding *	5,453,000	5,497,000	5,458,000	5,493,000

     *Earnings per share and share amounts for the three month and twelve month periods ended June 30, 2002 have been retroactively adjusted to account for the Company’s 10% stock dividend distributed in June 2002.

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EDELBROCK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	June 30,
	2003	2002

ASSETS
Current assets
Cash and cash equivalents	$8,707,000	$7,682,000
Accounts receivable, net	26,858,000	32,192,000
Inventories	26,398,000	23,359,000
Prepaid expenses and other	3,835,000	2,869,000

Total current assets	65,798,000	66,102,000
Property, plant and equipment, net	37,965,000	38,029,000
Real estate properties, net	266,000	303,000
Goodwill and license agreement	1,930,000	1,930,000
Other	1,441,000	1,498,000

Total assets	$107,400,000	$107,862,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$12,038,000	$14,519,000
Accrued expenses	4,692,000	5,254,000
Current portion of long-term debt	48,000	67,000

Total current liabilities	16,778,000	19,840,000
Long-term debt	494,000	527,000
Deferred income taxes	3,090,000	3,318,000
Shareholders’ equity	87,038,000	84,177,000

Total liabilities and shareholders’ equity	$107,400,000	$107,862,000

Certain prior period amounts have been reclassified for comparison with the 2003 presentation.